EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Wells Fargo Municipal Capital Strategies, LLC
Address:	30 Hudson Yards New York, New York 10001
Date of Event Requiring Statement (Month/Day/Year):	May 3, 2024
Issuer Name and Ticker or Trading Symbol:	Blackrock Municipal Target Term Trust (BTT)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC By: /s/ Alejandro Piekarewicz Name: Alejandro Piekarewicz Title: Vice President Date: May 7, 2024

Item	Information
Name:	Wells Fargo Bank, National Association
Address:	101 North Phillips Avenue Sioux Falls, SD 57104
Date of Event Requiring Statement (Month/Day/Year):	May 3, 2024
Issuer Name and Ticker or Trading Symbol:	Blackrock Municipal Target Term Trust (BTT)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	WELLS FARGO bank, national association By: /s/ Alejandro Piekarewicz Name: Alejandro Piekarewicz Title: Director Date: May 7, 2024